EQUITY PURCHASE AGREEMENT

by and between

ACCELPATH, INC.

and

DIGIPATH SOLUTIONS, LIMITED LIABILITY COMPANY

and

the Member of

DIGIPATH SOLUTIONS, LIMITED LIABILITY COMPANY

_______________________

September 18, 2012

_______________________

EXHIBITS

A	-	Certificate of Designation of Rights and Preferences for Series G
Convertible Preferred Stock
B-1	-	Form of Loan Agreement
B-2	-	Form of Convertible Promissory Note
C	-	Form of Escrow Agreement
D	-	Form of Consulting Agreement
E	-	Piggyback Registration Rights

EQUITY PURCHASE AGREEMENT

EQUITY PURCHASE AGREEMENT dated as of September 18, 2012, among AccelPath, Inc., a Delaware corporation (the “Buyer”) and Digipath Solutions, Limited Liability Company, a Texas limited liability company (the “Seller”), and, Mr. Rishi Reddy, the sole member of the Seller listed as such on the signature page hereof (herein referred to as the “Member”).

WITNESSETH

WHEREAS, the Member is the beneficial and record owner of all of the issued and outstanding membership interests of the Seller; and

WHEREAS, the Seller and Member wish to sell to the Buyer, and the Buyer wishes to purchase, all of the interests of the Seller upon the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, the parties hereby agree as follows:

SECTION 1 – PURCHASE AND SALE OF SHARES

1.1

Sale of Equity.  Subject to the provisions of this Agreement, at the Closing (as defined in Section 1.4 hereof), the Member agrees to sell and the Buyer agrees to purchase, all of the membership interest of the Seller of every kind and description owned by Member (collectively referred to as the “Equity Interest” or “Membership Interest”).

1.1.2

Seller’s Accounts Receivable/Cash on Hand.  Subject to the Provisions of this Agreement, at the Closing, the Member will retain all of Seller’s cash on hand and will provide the Buyer with only Seller’s accounts receivables with a date of service after August 1, 2012 any of Seller’s accounts receivables with dates of August 1, 2012 or prior shall remain the exclusive property of Member.

1.2

Purchase Price and Payment.

1.2.1 Closing Deliverables. In consideration of the sale of the Equity Interest by the Member to Buyer, at the Closing, the Buyer shall:

(a)

deliver to the Member the amount of $500, as a nonrefundable amount, in cash by certified or bank check or by wire transfer of immediately available funds;

(b)

deliver to the Member a certificate for an aggregate of 1,250 shares (the “Preferred Shares”) of Buyer’s Series G Convertible Preferred Stock, $0.001 par value per share with a stated value of $1,000 per share, convertible into shares of the common stock of the Buyer, $0.001 par value per share (“Common Stock”)  registered in the name of the Member with the terms set forth in the Certificate of Designation of Rights and Preferences for the Series

G Convertible Preferred Stock set forth in Exhibit A hereto; and

(c)

deliver to the Member the Buyer’s convertible promissory note (the “Note”) in the aggregate principal amount of $1,050,000 and otherwise on the terms set forth in Exhibit B-2 hereto pursuant to the Loan Agreement set forth in Exhibit B-1, payable to the Member.

1.2.2 Post-Closing Deliverables. No later than October 31, 2012, the Buyer shall:

(a)

deliver to the Member the amount of $49,500 in cash by certified or bank check or by wire transfer of immediately available funds.  In no event shall this $49,500 be placed in or considered any part of the Escrow Amount (as defined below), but rather this amount shall be remitted directly to Member on or before October 31, 2012 as a part of the purchase price of Seller’s Equity Interest; and

(b)

deposit the amount of $50,000 (the “Escrow Amount”) in the escrow account as the escrow agent pursuant to and in accordance with the Escrow Agreement (the “Escrow Agent”) to be executed by the parties hereto substantially in the form of Exhibit C hereto.

1.3

Transfer of Equity Interests.  At the Closing, the Member shall deliver or cause to be delivered to the Buyer an assignment transferring the Equity Interest from the Member to the Buyer in such form that is satisfactory to Buyer’s counsel, representing the transfer of all of the Equity Interest of the Seller.

1.4

Closing.  The closing of the sale and purchase of the transactions contemplated hereby (the “Closing”), shall take place at the offices of Stibbs & Co., PC at 10:30  a.m., local time, on September 18, 2012; provided, however, that if on September 18, 2012, the condition set forth in Section 5.2 has not been met or waived and this Agreement shall not have been terminated pursuant to the provisions of Section 8.1, then the Buyer shall be entitled to postpone the Closing, by notice to Seller, until five (5) business days after such condition shall have been met or waived; provided, further, that in no event shall the Closing be postponed past September 30, 2012 unless the parties shall have agreed in writing to such postponement or at such other place or such other time or date as the Buyer, the Member and the Seller agree in writing (the date of such Closing shall hereinafter be referred to as the “Closing Date”).

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE SELLER

AND THE MEMBER

The Seller and its Member, jointly and severally, represent and warrant to the Buyer as follows:

2.1

Organization and Good Standing.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Texas and has the requisite power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.  The Seller is not required to be qualified or otherwise authorized to transact business as a foreign entity in any jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on the Seller or its assets, properties, business, operations or condition (financial or otherwise).  The Seller does not file and is not required to file any franchise, income or other tax returns in any other jurisdiction (in the United States or outside of the United States, other than its jurisdiction of organization, based upon the ownership or use of property therein or the derivation of income therefrom.  The Seller does not own or lease property in any jurisdiction (in the United States or outside the United States) other than Harris County, Texas.  The Member is an individual residing in Harris County, Texas is under no legal disability and is fully able to execute this Agreement without the consent or approval of any other person such that upon execution, this Agreement shall be the legal and binding obligation of the Member.

2.2

Capitalization and Title to Membership Interests.

2.2.1

Outstanding Membership Interests.  The Seller is authorized to issue 1000 membership interests, of which 100 membership interests are issued and outstanding, none is held in its treasury and all are owned beneficially and of record by the Member.  No other class of equity of the Seller is authorized or outstanding.  All of the issued and outstanding Membership Interests of the Seller’s equity are duly authorized and are validly issued, fully paid, non-assessable and free of pre-emptive rights.  None of the issued and outstanding Membership Interests have been issued in violation of any federal or state law.

2.2.2

Title to Membership Interests.  The Member owns beneficially and of record, free and clear of any claim, lien or other encumbrance, the Membership Interests set forth opposite the Member’s name on Schedule 2.2.

2.2.3

Options or Other Rights.  Except as set forth on Schedule 2.2, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from Seller any of the outstanding, authorized but unissued, unauthorized or treasury membership interests or any other security of Seller, and there is no outstanding security of any kind convertible into or exchangeable for such membership interests.  Except as set forth on Schedule 2.2, there are no membership agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to the outstanding membership interests of Seller.

2.3

Authority to Execute and Perform Agreements.  Each of the Seller and the Member has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and the Related Agreements (as defined in Section 4.11) and to perform fully his or its respective obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and is the valid and binding obligations of each of the Seller and the Member enforceable in accordance with its terms.  The Seller has obtained the necessary approval, if any, of the Member for the transactions contemplated hereby.

2.4

Subsidiaries and Other Affiliates.  The Seller does not have any subsidiary or directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, or is a party to a partnership or joint venture with, any other person.

2.5

Organizational Documents.  The Seller has heretofore delivered to the Buyer true and complete copies of its Operating Agreement (the “Operating Agreement”) (certified by the Secretary of the Seller) and such instrument is in full force and in effect on the date hereof.  The Seller is not in violation of any of the provisions of the Operating Agreement. The minute books of the Seller contain true and complete records of all meetings and consents in lieu of meetings of the Board of Managers (and any committees thereof) and of the members of the Seller since the time of its organization and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.  The books reflecting the Membership Interests of the Seller are true, complete and correct.

2.6

Financial Statements.  The audited balance sheets of the Seller as of June 30, 2012 and 2011 and the related statements of operations and retained earnings and changes in financial position for the years then ended, including the footnotes thereto all of which have previously been delivered to the Buyer, fairly present in all material respects the financial condition and results of operations of the Seller as of June 30, 2012 , respectively, and for the years then ended, in accordance with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby.  The foregoing financial statements of the Seller as of June 30, 2012, and for the year then ended, are sometimes herein called the “Financials,” the balance sheet included in the Financials is sometimes herein called the “Balance Sheet” and June 30, 2012 is sometimes herein called the “Balance Sheet Date.”

2.7

No Material Adverse Change.  To the best of Seller and Member’s knowledge, since the Balance Sheet Date,

(a)

there have been no changes in the assets, properties, business, operations or condition (financial or  otherwise) of the Seller which either individually or in the aggregate materially and adversely affect the Seller, nor does the Seller or the Member know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of the Seller, whether or not covered by insurance; and

(b)

the Seller has not:

(i)

incurred any indebtedness for borrowed money;

(ii)

declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any of the  Equity Interest;

(iii)

made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

(iv)

made any payment or commitment to pay any severance or

termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments to, or commitments to pay, persons made in the ordinary course of business;

(v)

except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties, granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

(vi)

except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

(vii)

incurred any contingent liability as a guarantor or otherwise with respect to the obligations of others or cancelled any material debt or claim owing to, or waived any material right of, the Seller;

(viii)

incurred any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Seller; or

(ix)

made any change in accounting methods or practices, credit practices or collection policies used by the Seller; and

(c)

the Seller has conducted its business only in the ordinary course and consistently with its prior practices.

2.8

Tax Matters.

(a)

The Seller has paid or caused to be paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, import duties, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income and all deficiencies, or other additions to such taxes and interest, fines and penalties thereon (hereinafter, “Taxes” or,  individually, a “Tax”) required to be paid by the Seller through the date hereof whether disputed or not.  The provisions for Taxes reflected in the Financials are adequate to cover any and all Tax liabilities of the Seller in respect of its assets, properties, business and operations during the periods covered by said Financials and all prior periods. Neither the Seller nor the Member knows of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against the Seller by any taxing authority.

(b)

The Seller has in accordance with applicable law timely filed all Tax reports or returns required to be filed by it through the date hereof.  Each of the Tax reports and returns filed by the Seller correctly and accurately reflects the amount of its Tax liability for such period and other required information.  There has not been any audit of any Tax return filed by the Seller and no audit of any Tax return of the Seller is in progress and the Seller has not been notified by any Tax authority that any such audit is contemplated or pending.  No extension of time with respect to any date on which a Tax return was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any Tax.  No claim has ever been made by an authority in a jurisdiction where Seller does not file reports or returns that Seller is or may be subject to taxation by that jurisdiction.  There are no security interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Taxes.  Seller has never entered into a closing agreement pursuant to Section 7121 of the Code.

(c)

The Seller has not agreed to, nor to the best of Seller and Member’s knowledge is the Seller required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.  To the best of Seller and Member’s knowledge, the Seller is not required to make any adjustments to its taxable income under Section 805(d) of the Tax Reform Act of 1986, Section 806(e) of the Tax Reform Act of 1986 or other similar provision of any tax act, including the Tax Reform Act of 1986, except for any changes required as a result of Section 803(d) of the Tax Reform Act of 1986 dealing with changes required as a result of the enactment of Section 263A of the Code.

(d)

The Seller has never been (and has never had any liability for unpaid Taxes because it once was) a member of an “affiliated group” (as defined in Section 1504(a) of the Code).  Seller has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity.  Seller does not own, and has never owned, a direct or indirect interest in any trust, partnership, corporation or other entity.  The Seller is not a party to any tax sharing arrangement.

(e)

For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

2.9

Compliance with Laws.

(a)

The Seller is not in violation of any order, judgment, injunction, award or decree binding upon it.  To the best knowledge of the Seller and the Member, the Seller is not in violation in any material respect of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its business or assets, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration (“OSHA”), and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, zoning, pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.  The Seller has never received notice of, and there has never been, any citation, fine or penalty imposed or asserted against the Seller for, any such violation or alleged violation.

(b)

Set forth on Schedule 2.9 are all of the licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body, including, but not limited to, licenses issued by OSHA or otherwise relating to employment and environmental matters (collectively, “Permits”) that are material to the conduct of Seller’s business and the uses of its assets.  The Seller holds all Permits necessary to operate its business as presently conducted and as currently contemplated to be conducted.  Such Permits are in full force and effect and, except as set forth on Schedule 2.9, such Permits will be transferred to the Buyer. No violations are or have been recorded with any governmental or regulatory body in respect of any Permit; and no proceeding is pending or, to the best knowledge of the Seller and the Member, threatened to revoke or limit any Permit.

2.10

Consents; No Breach.  All consents, permits, authorizations and approvals from any person pursuant to applicable law or contracts or other agreements with the Seller, that are required in connection with the performance of the Seller’s and the Member’s obligations under this Agreement, are set forth on Schedule 2.10 hereto.  The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Operating Agreement of the Seller; (ii) except as set forth on Schedule 2.10, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Seller or the Member is a party or to which any of them or any of their assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, any of the Seller or the Member or upon the securities, properties, assets or business of the Seller; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any of the Seller or the Member or to the securities, properties, assets or business of the Seller; (v) violate any Permit; (vi) except as set forth in Schedule 2.10, require the approval or consent of any foreign, federal, state, local or other governmental  or regulatory body or the approval or consent of any other person; or (vii) result in the creation of any lien or other encumbrance on the assets or properties of the Seller.

2.11

Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller or any of its securities, assets, or properties.  There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the best knowledge of the Seller and the Member, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of the Seller and the Member, threatened against or involving the Seller or any of its securities, assets or properties.  To the best knowledge of the Seller and the Member, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

2.12

Contracts and Other Agreements.  Schedule 2.12 sets forth all of the following contracts and other agreements to which the Seller is a party or by or to which it or its assets or properties are bound or subject:

(i)

contracts and other agreements with any current or former officer, director, member, employee, consultant, agent or other representative of the Seller and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of the Seller has an interest;

(ii)

contracts and other agreements with any labor union or association representing any employee of the Seller or otherwise providing for any form of collective bargaining;

(iii)

contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation,  renegotiation or redetermination clause or that obligate the Seller to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

(iv)

contracts and other agreements for the sale of any of the assets or properties of the Seller other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

(v)

partnership or joint venture agreements;

(vi)

contracts or other agreements under which the Seller agrees to indemnify any party or to share the tax liability of any party;

(vii)

contracts, options and other agreements for the purchase of any asset, tangible or intangible calling for an aggregate purchase price or payments in any one year of more than $1,000.00 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

(viii)

contracts and other agreements that cannot by their terms be canceled by the Seller and any successor or assignee of the Seller without liability, premium or penalty on no less than thirty days notice;

(ix)

contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(x)

contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of the Seller as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(xi)

contracts and other agreements containing covenants of the Seller not to compete in any line of business or with any person or covenants of any other person not to compete with the Seller in any line of business;

(xii)

contracts and other agreements relating to the acquisition by the Seller of any operating business or the capital stock of any other person;

(xiii)

contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $5,000;

(xiv)

contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability;

(xv)

distributorship or licensing agreements;

(xvi)

all contracts under which the Seller will acquire or has acquired ownership of, or license to, intangible property, including software (other than software licensed by the Seller as an end user and not distributed by it);

(xvii)

leases, subleases or other agreements under which the Seller is lessor or lessee of any real property; or

(xviii)

any other material contract or other agreement whether or not made in the ordinary course of business that has or may have a material adverse effect on Seller’s business or prospects, condition, financial or otherwise, or any of its assets or properties of Seller.

There have been delivered or made available to the Buyer, and the Buyer agrees that it has been provided access to true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on Schedule 2.12.  All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Seller, and to the best knowledge of the Seller and the Member, binding upon the other parties thereto in accordance with their terms, and the Seller has paid in full or accrued all amounts now due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the best knowledge of the Seller and the Member, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

2.13

Real Estate.  The Seller does not own any property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property.  The leasehold interests of the Seller set forth in Schedule 2.13 are subject to no lien or other encumbrance.

2.14

Accounts and Notes Receivable.  All accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of the Seller, represent valid and enforceable obligations due to the Seller, and to the best of Seller and Member’s knowledge, have been and are subject to no set-off or counter-claim, and have been collected or to the best of Seller and Member’s knowledge, are fully collectible in the ordinary course of business of the Seller in the aggregate recorded amounts thereof in accordance with their terms.  The Seller has no accounts or notes receivable from any person, firm or corporation which is affiliated with the Seller or from any director, officer or employee of the Seller.

2.15

Inventory.  To the best of Seller and Member’s knowledge the inventory of the Seller (including that reflected on the Balance Sheet and any inventory thereafter acquired by the Seller) is and will be in good and merchantable condition and suitable and saleable or usable in the manufacture of saleable finished goods in the ordinary course of business at profit margins consistent with Seller’s experience in prior years.  To the best of Seller and Member’s knowledge, the values of the inventories stated in the Balance Sheet reflect the normal inventory valuation policies of the Seller and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied.  Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices.  Since the Balance Sheet Date, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with Seller’s experience in prior years, and all sales commitments made for Seller’s products are at prices not less than inventory values plus selling expenses and said profit margins.

2.16

Tangible Property.  The plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Seller (“Tangible Property”) are in good operating condition and repair, ordinary wear and tear excepted, and the Seller has not received notice that any of its Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

2.17

Intangible Property.

(a)

The Seller does not possess any filed or pending patents, trademarks, service marks, trade names and copyrights; however it may have the necessary rights to file certain applications to register any of the foregoing; all franchises, trade secrets, inventions, customer lists, manufacturing or other processes, designs, computer software, data compilations and other confidential information and legally protected proprietary rights; whether any of the foregoing are owned or licensed (collectively, “Proprietary Rights”) that are material to the business of the Seller and that are used in its business as presently conducted or to be used in its business as it is contemplated to be conducted and the Seller has the right to use, free and clear of claims or rights of others, all such Proprietary Rights.

(b)

Neither the Seller nor the Member has received any notices of infringement by the Seller of any Proprietary Rights of others, and, to the best knowledge of the Seller and the Member none of the present activities, or contemplated activities under planning or development, of the Seller or its products or assets infringe on any Proprietary Rights of others, including unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of the Seller.  Neither the Seller nor the Member is aware of any infringement or violation by others of the Proprietary Rights of the Seller, including any violation of Seller’s confidential information.

(c)

All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights (or applications therefor) which are owned by or licensed to Seller or used or to be used by Seller in its business as presently conducted or contemplated are listed in Schedule 2.17 (“Registered Rights”).  All of the Registered Rights have been  maintained  in accordance with Seller’s customary business practices.

(d)

The Seller’s policies and procedures designed to establish and preserve its ownership of its Proprietary Rights are described in Schedule 2.17.  In particular, without limitation of the foregoing, the Seller has  (i) disclosed or made available confidential information and trade secrets of the Seller only to employees or consultants of the Seller who required such disclosure or access for the business purposes of the Seller and who have executed written confidentiality agreements governing their use of such confidential information and trade secrets; and (ii) required all professional and technical employees to execute agreements under which such employees are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment.

(e)

The Member does not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers.  To the best knowledge of the Seller and the Member, none of the activities of the employees of the Seller on behalf of the Seller violates any agreements or arrangements which any such employees have with former employers currently in effect.

2.18

Title to Assets; Liens.  The Seller owns outright and has good title to all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, free and clear of any claim, lien or other encumbrance, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; or (ii) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable.  Upon delivery of and payment for the Purchased Assets as herein provided, the Buyer will acquire all of the Seller’s right, title and interest thereto, free and clear of any claim, lien or other encumbrance.

2.19

Absence of Undisclosed Liabilities.  As at the Balance Sheet Date, the Seller had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), required to be shown on the Balance Sheet that were not fully and adequately reflected or reserved against on the Balance Sheet.  The

Seller has no such liabilities, other than liabilities (i) fully and adequately reflected or reserved against on the Balance Sheet, and (ii) incurred since the Balance Sheet Date in the ordinary course of business.

2.20

Customers and Distributors.  Schedule 2.20 sets forth any representative or distributor of Seller’s products (whether pursuant to a commission, royalty or other arrangement) and the five customers who accounted for the largest sales of the Seller for the twelve months ended June 30, 2012 (collectively, the “Customers and Distributors”).  The relationships of the Seller with its Customers and Distributors are generally good commercial working relationships.  Except at the request of the Seller, no Customer or Distributor of the Seller has canceled or otherwise terminated its relationship with the Seller, or has during the last 12 months decreased materially its services, supplies or materials to the Seller or  its usage or purchase of the services or products of the Seller, as the case may be.  Neither the Seller nor the Member know of any plan or intention of any such Customer or Distributor, and has not received any written threat from any Customer or Distributor, to terminate, to cancel or otherwise materially and adversely modify its relationship with the Seller or to decrease materially or limit its services, supplies or materials to the Seller or its usage, purchase or distribution of the services or products of the Seller.

2.21 Employee Benefit Plans.

2.21. 1 Plans.  The Sellers has not maintained (as such term is further defined below) any Employee Programs (as defined below) at any time during the three-year period ending on the Closing. Neither the Seller nor any Affiliate (as defined below) has ever (i) maintained any Employee Program which has been subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)(including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I or ERISA) or has ever promised to provide such post-termination benefits.

2.21.2 Definitions.  For the purposes of this Section:

(a)

“Employee Program” means (i) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, health, disability, life insurance and all other employee benefit plans, agreements, and arrangements not described in (A) above.  In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

(b)

An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program,

or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents or beneficiaries).

(c)

An entity is an “Affiliate” of the Seller if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or are of the same “controlled group” as Seller for purposes of ERISA Section 302(d)(8)(C).

(d)

“Multiemployer Plan” means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

2.22

Employer Relations.  The Seller has an aggregate of approximately five employees and generally enjoys a good employer-employee relationship.  The Seller is not delinquent in payments to any of its employees or consultants for any wages, salaries,  commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.  Upon termination of the employment of any said employees, neither the Seller nor the Buyer will by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Seller’s normal policies).  Schedule 2.22 contains a list of all employees and consultants of Seller who, individually, have received or are scheduled to receive compensation from Seller for the current fiscal year.  In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.  Seller does not employ 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for Seller less than six of the last twelve months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date.

2.23

Insurance.  Schedule 2.23 sets forth a list of all policies or binders of fire, liability, product liability, workmen’s compensation, vehicular, directors and officers and other insurance held by or on behalf of the Seller.  Such policies and binders are in full force and effect, all premiums with respect thereto are currently paid, are reasonably believed to be adequate for the businesses engaged in by the Seller and are in conformity with the requirements of all contracts to which the Seller is a party and to the best knowledge of the Seller and the Member, are valid and enforceable in accordance with their terms.  The Seller is not in default with respect to any provision contained in any such policy or binder nor has the Seller failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder.  The Seller has not received notice of cancellation or non-renewal of any such policy or binder.

2.24

Banks, Brokers and Proxies.  Schedule 2.24 sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Seller has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by any the Seller to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Seller or any Member in matters concerning the Seller’s business or affairs.  All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Seller for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

2.24

Brokerage.  No broker, finder, agent or similar intermediary has acted on behalf of the Seller or the Member in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Seller or  the Member, or any action taken by them.

2.25

Hazardous Materials.  The Seller has never generated, used or handled any Hazardous Materials (as defined below), nor has the Seller treated, stored or disposed of any Hazardous Materials at any site owned or leased by the Seller or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility.  No other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site owned or premises leased by the Seller during the period of Seller’s ownership or lease, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period.  The Seller does not presently own, operate, lease or use, nor has it previously owned, operated, leased, or used,  any site on which underground storage tanks are or were located.  No lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased or used by Seller in connection with the presence of any Hazardous Materials.  For purposes of this Section 2.26, “Hazardous Materials” shall mean and include any “hazardous waste” as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and also any “hazardous substances” or “hazardous materials” as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.  The Seller has provided to Buyer copies of all documents, records and information available to Seller concerning any environmental or health and safety matter relevant to Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

2.26

Full Disclosure.  All documents and other papers delivered by or on behalf of the Seller or the Member in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic.  No representation or warranty of the Seller or the Member contained in this Agreement, and, to the best knowledge of the Seller and the Member, no document or other paper furnished by or on behalf of the Seller or the Member to the Buyer (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.  There is no fact known to the Seller or the Member that has not been disclosed to the Buyer in this Agreement or the Schedules here to that materially adversely affects, or (in the reasonable business judgment of the Seller or the Member based on facts of which they have knowledge) is likely to materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of Seller.

2.27

Investment Representations.

(a)

The Member has relied upon the advice of a “purchaser representative,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) in evaluating the risks and merits of the Preferred Shares and the Note. The Member is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(b)

Each report, schedule, registration statement and definitive proxy statement filed by the Buyer with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2011 is available on EDGAR (as such documents have since the time of their filing been amended, collectively the “Disclosure Documents”), which are all the documents (other than preliminary material) that the Buyer was required to file with the Commission since such date.  The Member has read or reviewed and is familiar with the Disclosure Documents.

(c)

The Member has had an opportunity to ask questions of and receive answers from Buyer, or a person or persons acting on Buyer’s behalf, concerning (i) the terms and conditions of the Preferred Shares and the Note, (ii) the Buyer’s business, management and financial affairs with directors, officers and management of the Buyer; and such questions have been answered to the Member’s full satisfaction.

(d)

The Member understands that the Preferred Shares and the Note have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that, while the Buyer may in the future register the Preferred Shares and the Note, it is under no obligation to do so, and the Member further understands that the Member is acquiring the Preferred Shares and the Note without being furnished any offering literature or prospectus other than the Disclosure Documents and  the Member has not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Buyer contained herein.

(e)

The Member represents that the Preferred Shares and the Note are being acquired solely for the Member’s own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof;  the Member has any present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

(f)

The Member acknowledges and is aware that there are substantial restrictions on the transferability of the Preferred Shares and the Note and the shares of  Common Stock  issuable upon conversion of the Preferred Shares and the Note; the Preferred Shares and the Note, and the shares of Common Stock issuable upon conversion of the Preferred Shares and the Note, cannot be resold unless the Preferred Shares and the Note, and the shares of Common Stock issuable upon conversion of the Preferred Shares and the Note, are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; the Member has  no rights to require that the Preferred Shares and the Note be registered under the Securities Act; and that although the Buyer’s Common Stock does have a public market, there will be no public market for the Preferred Shares and the Note.

(g)

The Member has such knowledge and experience in financial and business matters that he or she is capable of evaluating the relative risks and merits of the Preferred Shares and the Note.

(h)

The Member is a resident of the state named in their address set forth under their signature hereto.

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller and the Member as follows:

3.1

Organization.  The Buyer is duly organized, validly existing and in good standing under the laws of Delaware, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

3.2

Authority to Execute and Perform Agreements.  The Buyer has the corporate power and all authority and approvals required to enter into, execute and deliver this Agreement, the Note and the Related Agreements and to perform fully its obligations hereunder and thereunder, and each of this Agreement, the Note and the Related Agreements has been or will be duly executed and delivered and the valid and binding obligation of the Buyer enforceable in accordance with its terms.  The issuance, sale and delivery of the Preferred Shares in accordance with this Agreement has been, or will be prior to the Closing Date, duly authorized by all necessary corporate action on the part of the Buyer.  The Shares, when so issued, sold and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

3.3

Capitalization.  As of the date of this Agreement, the authorized, issued and outstanding capital stock of Buyer is as set forth in Schedule 3.3.  No other class of capital stock of the Buyer is authorized or outstanding.  Except as set forth in Schedule 3.3, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Buyer any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Buyer and there is no outstanding security of any kind convertible into or exchangeable for such capital stock.

3.4

No Material Adverse Change.  Since March 31, 2012 and set forth in the Disclosure Documents and as otherwise disclosed to the Seller and the Member, there have been no changes in the assets, properties, business, operations or condition (financial or otherwise) of the Buyer which either individually or in the aggregate materially and adversely affects the

Buyer, nor does Buyer know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of Buyer, whether or not covered by insurance.

3.5

Brokerage.  No broker, finder, agent or similar intermediary has acted on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

3.6

Actions and Proceedings.  There are no actions, suits or claims, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Buyer, threatened against or involving the Buyer that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby.  To the best knowledge of the Buyer, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby.

SECTION 4 - COVENANTS AND AGREEMENTS

The parties covenant and agree as follows:

4.1

Conduct of Business.  During the period from the date hereof to the Closing Date, Seller shall observe the following covenants:

4.1.1

Affirmative Covenants Pending Closing.  The Seller will:

(a)

Preservation of Personnel.  Use reasonable efforts to preserve intact and keep available the services of Seller’s present employees;

(b)

Insurance.  Use reasonable efforts to keep in effect casualty, public liability, worker’s compensation and other insurance policies in coverage amounts not less than those in effect on the date of this Agreement;

(c)

Preservation and Advancement of the Business; Maintenance of Properties, Contracts.  Use reasonable efforts to preserve and advance its business, advertise, promote and market its products in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill and its business, maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, and perform and comply in all material respects with the terms of the contracts set forth in Schedule 2.12 hereto;

(d)

Intellectual Property Rights.  Use reasonable efforts to preserve and protect its Proprietary Rights, if any; and

(e)

Ordinary Course of Business.  Operate its business in the ordinary course and in the normal, usual and customary manner.

4.1.2

Negative Covenants Pending Closing.  The Seller will not:

(a)

Disposition of Assets.  Sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of its assets, other than sales in the ordinary course of business;

(b)

Liabilities.  Incur any obligation or liability other than in the ordinary course of Seller’s business or incur any indebtedness for borrowed money;

(c)

Compensation.  Increase the rates of direct or bonus compensation payable or to become payable to any officer, employee, agent or consultant or prepay any loans to the Seller from any such person;

(d)

Membership Interests.  Make any change in the number of membership interests authorized, issued or outstanding, or grant (or accelerate the exercisability of) any option, warrant or other right to purchase, or to convert any obligation into, membership interests, or declare or pay any dividend on, or make any redemption, purchase or other acquisition of, any membership interests, or sell or transfer any membership interests;

(e)

Organizational Documents.  Amend the Operating Agreement of Seller; or

(f)

Acquisitions.  Make any acquisition of property other than in the ordinary course of Seller’s business.

4.2

Continued Effectiveness of Representations and Warranties.  From the date hereof through the Closing Date, the Seller shall use reasonable efforts to conduct its business and affairs in such a manner so that the representations and warranties contained in Section 2 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement.  In the event such violation or breach of this Agreement shall occur on or prior to the Closing Date, the Seller shall promptly use its best efforts to remedy the same.

4.3

Taxes.  The Seller shall prepare and timely file, in a manner consistent with prior years, all Tax reports and returns required to be filed after the date hereof and on or before the Closing Date, and shall timely pay any Taxes and estimated Taxes, required to be paid by it (including without limitation pursuant to Section 6655 of the Code) after the date hereof and on or before the Closing Date.

4.4

Corporate Examinations and Investigations.  Prior to the Closing Date, the Buyer shall be entitled, through its designated representative, to have such access to the assets, properties, business and operations of Seller, as is reasonably necessary or appropriate in connection with the Buyer’s investigation of Seller.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the Seller’s business and the Seller shall cooperate fully therein.  No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller or the Member under this Agreement.  In order that the Buyer may have full opportunity to make such review, the Seller and the Member shall furnish the representatives of the Buyer during such period with all such information and copies of  such documents concerning the affairs of the Seller as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and to make full disclosure to the Buyer of all material facts affecting the assets, properties, business, operations and financial condition of the Seller.  If this Agreement terminates, the Buyer and its affiliates shall keep confidential and shall not use in any manner any information or documents obtained from Seller concerning its assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Seller, or received from a third party not under an obligation to the Seller to keep such information confidential, or otherwise required by law.  If this Agreement terminates, any documents obtained from the Seller will be returned or destroyed, at the Seller’s option.

4.5

Expenses.  Each of Buyer, on the one hand, and the Seller and the Member, on the other, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

4.6

Authorization from Others.  Prior to the Closing Date, the Seller and the Member shall use their best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by them of the transactions contemplated by this Agreement, including but not limited to, all consents set forth on Schedule 2.10, except to the extent waived by the Buyer in writing.

4.7

Consummation of Agreement.  Each of the Buyer, the Member and the Seller shall use such party’s respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement.

4.8

Collection of Assets.  Subsequent to the Closing, the Buyer shall have the right and authority to collect only the Seller’s receivables with a date of service after August 1, 2012, and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to the Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders and  receivables.

4.10

Further Assurances.  Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

4.11

Related Agreements.  At or before the Closing, (i) the Buyer, the Seller and the Member shall enter into an Escrow Agreement with the Escrow Agent substantially in the form attached hereto as Exhibit C hereto, (ii) the Buyer and Mr. Rishi Reddy shall enter into a Consulting Agreement substantially in the form of Exhibit D attached hereto (the “Related Agreements”).

4.12

Piggyback Registration Right. The Member shall be entitled to one piggyback registration statement right as more fully described in Exhibit E attached hereto.

4.13

Agreement to Vote with Management. The Member agrees that, upon conversion of the Preferred Shares and the Note into shares of Common Stock, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Member shall vote (or cause to be voted) such shares of Common Stock then owned by the Member consistent with, and in favor of, the recommendations of the Buyer’s management at the time of such vote. Notwithstanding the foregoing, nothing contained herein shall be construed to require the Member to take any action or fail to take any action that the Member determines in good faith, after consulting with legal counsel, would be in violation of any applicable law or legal duty.

4.14

Restriction on Transfer.  Other than as set forth herein, the Member agrees that he will not, convey or otherwise transfer or dispose of any of the Preferred Shares or the Note or any of the shares of Common Stock issued upon conversion of the Preferred Shares and the Note or any of the Member’s rights to, or interests in, such shares or Note, including the right to vote any of such shares, without the prior written consent of the Buyer which shall not be unreasonably withheld, delayed or conditioned.  The Buyer’s written consent shall not be required in the event of a transfer of such shares or Note by the Member to an affiliate, partner or member of the Seller or as a bona fide gift or gifts; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. Notwithstanding the foregoing, after six months from the date of issuance of the Preferred Shares and the Note, the Member agrees that they may sell up to 5% of the total number of shares of Common Stock issued upon conversion of the Preferred Shares and the Note in any period of 20 consecutive trading days, with such limitation to be pro-rated on a daily basis.  The balance of Preferred Shares, and shares of Common Stock issued upon conversion of the Preferred Shares and the Note held by the Member may be sold at any time following the 18-month anniversary of Closing.

SECTION 5 - CONDITIONS PRECEDENT TO

THE OBLIGATION OF THE BUYER TO CLOSE

The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by it:

5.1

Representations, Warranties and Covenants.  The representations and warranties of the Seller and the Member contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  Each of the Seller and the Member shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date.  Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by an officer of the Seller to the foregoing effect and stating that all conditions to the Buyer’s obligations hereunder have been satisfied.

5.2

Third Party Consents.  The Buyer shall have received evidence of the receipt of all authorizations, consents and permits of others required to permit the consummation by the Buyer and the Seller of the transactions contemplated by this Agreement, including but not limited to, all consents set forth on Schedule 2.10, except to the extent waived by the Buyer in writing.

5.3

Escrow Agreement.  Each of the Escrow Agent, the Seller and the Member shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit C.

5.4

[Reserved]

5.5

[Reserved]

5.6

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or  regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Buyer, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Seller.

5.7

Delivery of Seller’s Equity Interest  Member shall have delivered or caused to be delivered to the Buyer the assignment of the Equity Interest in such form satisfactory to Buyer’s counsel to represent the transfer of the Equity Interest from the Member to the Buyer.

5.8

No Material Change.  There shall have been no material adverse change in the Seller’s financial condition, business, assets, operations or prospects, nor shall any event have occurred which so far as can reasonably be foreseen on the Closing Date appears reasonably likely materially and adversely to affect the financial condition, business, assets, operations or prospects of the Seller.

5.9

Consulting Agreement.  Mr. Rishi Reddy shall have entered into the form of consulting agreement attached hereto as Exhibit D.

5.10

Good Standing.  Seller shall have delivered to Buyer a Certificate or its equivalent of Good Standing from the Texas Comptroller’s Office.

5.11

Change of Control.  Mr. Rishi Reddy shall execute any and all documents necessary to transfer control of Seller to Buyer.

5.12

Loan Agreement.  The Member shall have executed and delivered the Loan Agreement in substantially the form attached hereto as Exhibit B-1.

SECTION 6 - CONDITIONS PRECEDENT

TO THE OBLIGATION OF SELLER TO CLOSE

The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:

6.1

Representations, Warranties and Covenants.  The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.  The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the obligations of the Seller hereunder have been satisfied.

6.2

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or  regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, and such action, suit or proceeding shall not have been stayed.

6.3

No Material Change.  There shall have been no material adverse change in the Buyer’s financial condition, business, assets, operations or prospects, nor shall any event have occurred which so far as can reasonably be foreseen on the Closing Date appears reasonably likely materially and adversely to affect the financial condition, business, assets, operations or prospects of the Buyer.

6.4

Filing of Certificate of Designation.  The certificate of designation, in substantially the form attached hereto as Exhibit A, shall have been filed with the Secretary of State of the State of Delaware, and shall and shall continue to be in full force and effect as of the Closing.

SECTION 7 - INDEMNIFICATION

7.1

Survival.  Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, certificate or financial statement delivered by any party pursuant hereto.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder and be indemnified in accordance with this Section 7.

7.2

Obligation of the Seller and the Member to Indemnify.  The Seller and the Member, jointly and severally, agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys’ fees) (“Losses”) based upon, arising out of or otherwise in respect of any Buyer Claim. For purposes of this Section, “Buyer Claim” means any claim based upon, arising out of or otherwise in respect of any material inaccuracy in or any material breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement that cannot be cured within thirty (30) days of written notice.

7.3

Obligation of the Buyer to Indemnify.  Subject to the termination provisions set forth in Section 7.1, the Buyer agrees to indemnify, defend and hold harmless the Seller and the Member from and against any Losses based upon, arising out of or otherwise in respect of any Seller Claim. For purposes of this Section, “Seller Claim” means any claim based upon, arising out of or otherwise in respect of any material inaccuracy in or any material breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement that cannot be cured within thirty (30) days of written notice.

7.4

Notice and Opportunity to Defend.

7.4.1

Notice of Asserted Liability.  Promptly after receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party or parties obligated to provide indemnification pursuant to Sections 7.2 or 7.3 hereof (the “Indemnifying Party”).  The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

7.4.2

Opportunity to Defend.  The Indemnifying Party may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability, provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnifying Party which it has not approved in writing.  If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.  If the Indemnifying Party elects not to compromise or defend the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its Losses as provided in Sections 7.2 and 7.3 hereof.  In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted

Liability by the Indemnifying Party or the Indemnitee, respectively.  If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnifying Party, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

7.5

Satisfaction of Seller and Member Indemnification Obligations.  In order to satisfy the indemnification obligations of Seller and the Member pursuant to Section 7.2 above, the Buyer shall have the right, but only after giving Member and/or Seller the opportunity to cure as referenced in Section 7.2 above, to (in addition to collecting directly from the Seller and the Member) (i) proceed directly against the Escrow Amount as further set forth in the Escrow Agreement, or (ii) set off its indemnification claims against any and all amounts accrued (or to be accrued) under the Note (whether or not then due and payable) in accordance with the terms of the Note.

SECTION 8 - TERMINATION OF AGREEMENT

8.1

Termination.  This Agreement may be terminated on or prior to the Closing as follows:

(i)

at the election of the Seller upon written notice to the Buyer from Seller, if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within five (5) business days of receipt by the Buyer of written notice from the Seller of such breach of representation, warranty, covenant or agreement, cured such breach;

(ii)

at the election of the Buyer upon written notice to the Seller if the Seller or the Member has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within five (5) business days of receipt by the Seller of written notice from the Buyer of such breach of representation, warranty, covenant or agreement, cured such breach; or

(iii)

by mutual written agreement of the Seller and the Buyer.

8.2

Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and  agreements hereunder or the material breach by a party of its representations or warranties contained herein.  Further, any obligations of confidentiality by either party shall remain in place.

SECTION 9 - MISCELLANEOUS

9.1

Bulk Sales Law.  The Buyer waives compliance by Seller with the obligations imposed on vendors under the Article VI of the Uniform Commercial Code or the equivalent as adopted in any applicable jurisdiction as a result of the transactions contemplated by this Agreement, provided that such waiver shall in no event have any effect on the provisions of Section 1.2 hereof.

9.2

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Seller and the Buyer.

9.3

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)

if to the Buyer, to:

352A Christopher Avenue

Gaithersburg, MD 20879

(ii)

if to the Seller:

1113 Vine Street, Suite 121

Houston, Texas 77002

(iii)

if to the Member to his address set forth on the signature page hereto.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

9.4

Entire Agreement.  This Agreement (including the Schedules), the Related Agreements and all other documents executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the  Equity Interest, and supersedes all prior agreements, written or oral, with respect thereto.

9.5

Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon,  arising out of or otherwise in respect of any inaccuracy in or breach  of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

9.6

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

9.7

Enforceability in Jurisdictions; Consent.  The parties hereto intend to and hereby confer jurisdiction to enforce the provisions of this Agreement, expressly including without limitation, the provisions of Section 7 hereof, upon the courts of Wilmington, Delaware .  The parties hereto hereby acknowledge and agree that any breach of their respective obligations under this Agreement or any other agreement executed in connection herewith shall be deemed to have occurred in Wilmington, Delaware,  and that such party has purposely established minimum contact in Wilmington, Delaware within the meaning of all applicable law.  Each of the parties hereto consents to the jurisdiction of said court or courts in Delaware and to service of process by certified mail, return receipt requested, or by any other manner provided by law.  In the case of any claim involving the parties hereto, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against such persons in any state or federal court located in Wilmington, Delaware and each such party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

9.8

Binding Effect; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.  Neither this Agreement nor the Note is assignable except by operation of law or by the Buyer to any of its affiliates.

9.9

Variations in Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

9.10

Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

9.11

Exhibits and Schedules.  The Exhibits and Schedules are a part of this Agreement as if fully set forth herein.  All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

9.12

Headings.  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

BUYER

Attest:	ACCELPATH, INC.

	By:	/s/Shekhar Wadekar
Title:		Title: CEO

SELLER

Attest:	DIGIPATH SOLUTIONS, LLC

	By:	/s/ Rishi Reddy
Title:		Title: CEO

MEMBER:

/s/ Rishi Reddy
Rishi Reddy
14 West Isle Place
The Woodlands, Texas 77381

EXHIBIT E to Equity Purchase Agreement

1.

Piggyback Registration Right

1.1 Definitions.  For purposes of this Section, the following terms shall have the meanings set forth below:

(a) A “Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

(b) “Included  Shares” shall mean any Registrable Shares included in a Registration.

 (c) “Registrable Shares” shall mean the shares of Common Stock issuable upon conversion of the Notes and the Preferred Shares and shares or securities issued as a result of stock split, stock dividend or reclassification of such shares.

(d) “Registration” shall mean a registration of securities under the Securities Act.

(e) “Registration Period” with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

(f) “Registration Statement” shall mean the registration statement, as amended from time to time, filed with the Commission in connection with a Registration.

1.2

Piggyback Registration. Unless the Registrable Shares can be sold under the provisions of Rule 144 of the Securities Act, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction on Form S-8 or S-4 or their equivalent), the Company will give written notice thereof to the Member and will include in such Registration Statement any of the Registrable Shares which the Member may request be included by a writing delivered to the Company within five (5) Business Days after the notice given by the Company to the Member; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons.  If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Member, and will not be obligated to complete the registration of the Registrable Shares included therein.  The Company shall not be required to effect more than one Registration pursuant to this Section.  The Company will pay all costs and expenses of such registration other than underwriting discounts or brokerage fees or commissions in connection with the sale of the Included Shares and fees and costs of accountants, attorneys or others retained by Lender.

1.3

Certain Covenants. In connection with any Registration:

(a)

At least three Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the participating Member and shall consider incorporating into such documents such comments as the participating Member (and its counsel) may propose to be incorporated therein.  Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the participating Member, need be delivered in draft form to the Member.

(b)

The Company shall promptly notify the participating Member upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)

The Company shall furnish to the Member with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Member may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by the Member pursuant to the Registration Statement.

(d)

The Company shall bear and pay all expenses incurred by it and the Member  (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm) in connection with the registration of the Included Shares pursuant to the Registration Statement.

(e)

As a condition to including Registrable Shares in a Registration Statement, the Member must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, the Member must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter including but not limited to an underwriting agreement.

(f)

Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Member will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until the Company notifies the Member that it may resume sales of Included Shares and, if necessary, provides to the Member copies of the supplemental or amended prospectus.

1.4

Blackout Event.  The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 90 days.  Without the express written consent of the Member, if required to permit the continued sale of the Included Shares by the Member, a post-effective amendment or supplement to Registration Statement or the prospectus constituting a part thereof must be filed no later than the 91st day following commencement of a Blackout Event.

1.5

Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Member, and its officers, directors and agents, and each person, if any, who controls the Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state Securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state Securities laws, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Member or on the Member’ behalf expressly for use therein.

1.6

Indemnification by Seller.  The Member agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Member, but only with respect to information furnished in writing by the Member or on the Member’ behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

1.7

Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them .  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

1.8

Contribution.  To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.